Jinjiang City Electronic Administration Planning, Design and Construction Contract

Between

A : Jinjiang Gongcheng Management Services Co., Ltd.

Address : No. 1 Bajialou, Qingyang, Jinjiang City

Legal Representative : Hong Jinshang

And

B : Expert Network (Shenzhen) Co., Ltd.

Address : 31st Floor, Development Centre, 2010 Renminnan Rd., Shenzhen PRC

Legal Representative : Kung Sze Chau

In order to elevate the quality of services provided to the public by all levels of the party's and administrative institutions, and to raise the coordinated administrative efficiency of the said institutions and to provide advanced support techniques on open administration, on heightened supervision and assessment by society and the upper institutions, on standardization of administrative behaviors of the public servants, and on facilitation of public services, Jinjiang city Municipal Government decides to kick off the electronic administrative project and to push the information construction to a deeper and wider level, so as to have a better investment environment in Jinjiang, to quicken the pace of scaling up Jinjiang's industrial structure, and to promote the quick development of Jinjiang's economy. A agrees to hire B exclusively to provide comprehensive planning, design and construction plan and to provide expert consultation services. After mutual consultation, both parties reach the following agreements :

1. A agrees to hire B to provide planning, design and construction for A as an exclusive provider of comprehensive planning on Jinjiang Electronic Administration, and to provide comprehensive expert consultation on government information construction.

2. After mutual consultation, it is decide that Jinjiang Electronic Administration

include the following (including completion time and quotation prices) (cost included) :

First category : Fundamental Platforms, total Fifty-three Million and Five Hundred Thousand (RMB53,500,000.00), Hardware Platform (4 months), Security Platform (6 months), Application Platform First Phase (6 months).

Second Category : Global Application, total Fifty-five Million (RMB55,000,000.00), Unified Administrative Approval (6 months), Coordinated Office System (8 months), Administration Portal (8 months), Calling Station First Phase (9 months), Finance Monitoring System (4 months).

Third Category : Urgent Projects , total Seventy-one Million and Five Hundred Thousand (RMB71,500,000.00).

Digital Archives (4 months), Geographic Information System First Phase (9 months), Decision Support System First Phase (9 months), Emergency Commanding System First Phase (9 months), Statistical Data Report and Analysis System (4 months).

3. B shall provide planning for Jinjiang Electronic Administration and a design and construction plan by utilizing its advantage on resources, technology and talents.

4. B undertakes to complete the planning, design and construction plan within 18 months of sighting of this contract.

5. After completion of the planning and design plan by B, A will have experts to evaluate and to accept it. If any portions need to be modified or supplemented, B shall finish them before a designated time.

6. A should arrange specially assigned personnel to cooperate with B to undertake investigation and inspection of all levels of institutions in Jinjiang.

7. B should not reveal to any third party of any contents of the planning and design plan without A's permission.

8. (i) A agrees to pay B as service fee (including cost) One Hundred and Eighty Million Yuan (RMB180,000,000.00). Three Million Yuan (RMB3,000,000.00) is to be paid before 31st May, 2003; the remaining to be paid after the planning and design plan has been passed. The remaining must be paid within 30 days of the passing of the planning and design plan.

(ii) Detailed capital allocation plan will be decided after the signing of Fundamental platform, Global Application and Urgent Projects and their detailed sub-contracts.

9. If expenditure of the project surpasses estimates, both parties will settle by actual construction costs.

10. If there is any issue beyond the contract, both parties will sign supplementary provisions after mutual consultation.

11. The contract shall be valid after both parties have signed it. The contract has four identical copies, with each party having two.

A : Jinjiang Gongcheng Mangement Services Co., Ltd.

Legal Representative : (signed and sealed)

30th April, 2003

B : Expert Network (Shenzhen) Co., Ltd.

Legal Representative : (signed and sealed)

30th April, 2003